Exhibit 99.1

TEMPUR SEALY PROVIDES UPDATE ON

ANNUAL MEETING VOTING RESULTS

LEXINGTON, KY, May 8, 2015 – Tempur Sealy International, Inc. (NYSE: TPX), the world’s largest bedding provider, today provided an update in connection with the preliminary results of its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) held earlier today.

Three directors, Chairman, P. Andrews McLane; Chair of the Nominating and Corporate Governance Committee, Christopher A. Masto; and Chief Executive Officer and President, Mark A. Sarvary, did not receive a majority of the votes cast for their re-election to the Board.

In accordance with Tempur Sealy’s bylaws, Messrs. McLane, Masto and Sarvary will tender their resignations as directors. The Nominating and Corporate Governance Committee will promptly assess and make a recommendation to the Board of Directors regarding whether or not to accept the resignations of Messrs. McLane, Masto and Sarvary. The Board of Directors will then make a determination whether to accept the tendered resignations. Mr. Sarvary continues to serve as Tempur Sealy Chief Executive Officer.

All other members of the Board of Directors were re-elected to the Board, based on proxies submitted to the independent inspector of election, IVS. In addition, the preliminary voting also indicated that stockholders voted in favor of all other proposals submitted for a vote at the Annual Meeting. The results of the election will be filed on a Form 8-K with the Securities and Exchange Commission when available.

ABOUT TEMPUR SEALY

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, Optimum™ and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

CONTACTS

Company Contact	Investor Contact	Media Contact
Mark Rupe Vice President, Investor Relations, Tempur Sealy 800-805-3635 Investor.relations@tempursealy.com	Jordan Kovler D.F. King & Co., Inc. (212) 269-5550	James Golden / Nick Lamplough / Alyssa Cass Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” within the meaning of the federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this press release, the words, “assumes,” “estimates,” “expects,” “guidance,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its stockholder engagement. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company’s gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company’s business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or litigation proceedings; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company’s strategic priorities and business plan caused by abrupt changes to the Company’s senior management team and Board of Directors.

There are a number of risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this press release. There are important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading “Risk Factors” under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. Any forward looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

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